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                                                                      Exhibit 11





                           Consent of Independent Auditors


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Financial Statements" in Amendment No. 50 to the Registration Statement (Form N-1A, No. 2-14290) and related Prospectus of Mairs and Power Growth Fund, Inc. and to the incorporation by reference therein of our report dated January 21, 1998, with respect to the financial statements and financial highlights of Mairs and Power Growth Fund, Inc. included in its Annual Report for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG, LLP

Minneapolis, Minnesota
April 28, 1998